AN AMENDMENT TO THE ARTICLES OF ORGANIZATION

                      Federal Identification No. 04-2455639

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
                One Ashburton Place, Boston, Massachusetts 02108

                              ARTICLES OF AMENDMENT
                     (General Laws, Chapter 156B, Section 72)


We, A. Neil Pappalardo, Chairman and Jane E. Currier, Clerk of Medical Information Technology, Inc., located at Meditech Circle, Westwood, MA 02090, certify that these Articles of Amendment affecting articles numbered 3 of the Articles of Organization were duly adopted at a meeting held on April 22, 2000, by vote of 13,460,625 shares of Common Stock of 16,587,566 shares outstanding and being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

TYPE        NUMBER OF SHARES         PAR VALUE
Common      17,000,000               $0.25

Change the total authorized to:

TYPE        NUMBER OF SHARES         PAR VALUE

Common      35,000,000               $0.50

VOTED: That the Articles of Organization of the Corporation be amended to increase the authorized Common Stock from 17,000,000 shares, par value $.25 per share to 35,000,000 shares, par value $.50 per share.

The foregoing amendment will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

SIGNED UNDER THE PENALTIES OF PERJURY, this 26th day of May, 2000.

/s/ A. Neil Pappalardo, Chairman

/s/ Jane E. Currier, Clerk


                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                     (General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $18,000.00 having been paid, said articles are deemed to have been filed with me this 7th day of June, 2000.

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

AN AMENDMENT TO THE ARTICLES OF ORGANIZATION

                      Federal Identification No. 04-2455639

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
                One Ashburton Place, Boston, Massachusetts 02108

                              ARTICLES OF AMENDMENT
                     (General Laws, Chapter 156B, Section 72)


We, Lawrence A. Polimeno, President and Jane E. Currier, Clerk of Medical Information Technology, Inc., located at Meditech Circle, Westwood, MA 02090, certify that these Articles of Amendment affecting articles numbered 3 of the Articles of Organization were duly adopted at a meeting held on April 22, 2001, by vote of 11,623,357 shares of Common Stock of 16,750,278 shares outstanding and being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

TYPE        NUMBER OF SHARES         PAR VALUE
Common      35,000,000               $0.50

Change the total authorized to:

TYPE        NUMBER OF SHARES         PAR VALUE

Common      35,000,000               $1.00

VOTED: That the Articles of Organization of the Corporation be amended to increase the par value $0.50 per share to par value $1.00 per share.

The foregoing amendment will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

SIGNED UNDER THE PENALTIES OF PERJURY, this 29th day of May, 2001.

/s/ Lawrence A. Polimeno, President

/s/ Jane E. Currier, Clerk


                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                     (General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 31th day of May, 2001.

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

THE BY-LAWS OF MEDICAL INFORMATION TECHNOLOGY, INC.

ARTICLE I - SHAREHOLDERS

1. ANNUAL MEETING: The annual meeting of shareholders shall be held on the fourth Monday in April, in each year after 1969, (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the principal office of the corporation in Massachusetts at 2:00 o'clock unless a different hour or place within the United States is fixed by the Board of Directors or the Chairman or President. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Board of Directors or the Chairman or President. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held with all the force and effect of an annual meeting.

2. SPECIAL MEETINGS: Special meetings of shareholders may be called by the Chairman or President or by the Board of Directors. Special meetings shall be called by the Clerk, or in case of the death, absence, incapability or refusal of the Clerk, by any other officer, upon written application of one or more shareholders who hold at least one tenth part in interest of the capital stock entitled to vote at such meeting. The call for the meeting may be oral or written and shall state the place, date, hour and purposes of the meeting.

3. NOTICE OF MEETINGS: A written notice of the place, date and hour of all meetings of shareholders stating the purposes of the meeting shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-laws or by law) at least seven days before the meeting to each shareholder entitled to vote thereat and to each shareholder who, under the Articles of Organization or under these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the corporation. Notice need not be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

4. QUORUM: The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but if a quorum is not present, a lesser number may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

5. VOTING AND PROXIES: Shareholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. Shareholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

6. ACTION AT MEETING: When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. Any election by shareholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. No ballot shall be required for any election unless requested by a shareholder entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its own stock.

7. ACTION WITHOUT MEETING: Any action to be taken by shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote at a meeting.

ARTICLE II - DIRECTORS

1. POWERS: The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2. ELECTION AND QUALIFICATION: A Board of Directors of such number, not less than three, as shall be fixed by the shareholders, shall be elected by the shareholders at the annual meeting. No Director need be a shareholder.

3. VACANCIES: Any vacancy in the Board of Directors may be filled by the shareholders or, in the absence of shareholder action, by the Board of Directors.

4. ENLARGEMENT OF THE BOARD: The number of members of the Board of Directors may be increased and additional Directors elected at any meeting of the shareholders.

5. TENURE: Except as otherwise provided by law, by the Articles of Organization or by these By-laws, Directors shall hold office until the next annual meeting of shareholders and until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the Chairman or President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

6. REMOVAL: A Director may be removed from office (a) with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of Directors, or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

7. MEETINGS: Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of shareholders, or the special meeting held in lieu thereof, following such meeting of shareholders. Special meetings of the Board of Directors may be called, orally or in writing, by the Chairman or President, Treasurer or two or more Directors, designating the time, date and place thereof.

8. NOTICE OF MEETINGS: Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

9. QUORUM: At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

10. ACTION AT MEETING: At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Articles of Organization or by these By-laws.

11. ACTION BY CONSENT: Any action by the Board of Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the meetings of the Board of Directors. Such consent shall be treated as a vote of the Board of Directors for all purposes.

ARTICLE III - OFFICERS

1. ENUMERATION: The officers of the corporation shall consist of a Chairman, a President, a Treasurer, a Clerk, and such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks or a Secretary, as the Board of Directors may determine.

2. ELECTION: The Chairman, President, Treasurer and Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of shareholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

3. QUALIFICATION: No officer need be a shareholder or Director. Any two or more offices may be held by any person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

4. TENURE: Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the Chairman, President, Treasurer and Clerk shall hold office until the next annual meeting of shareholders and until their respective successors are chosen and qualified; and all other officers shall hold office until the next annual meeting of shareholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. REMOVAL: The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office; provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

6. VACANCIES: Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

7. CHAIRMAN, PRESIDENT AND VICE PRESIDENTS: The Chairman shall be the chief executive officer of the corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors he shall preside, when present, at all meetings of shareholders and of the Board of Directors. The President and any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

8. TREASURER AND ASSISTANT TREASURERS: The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Board of Directors may otherwise provide. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

9. CLERK AND ASSISTANT CLERK: The Clerk shall keep a record of the meetings of shareholders. In case a Secretary is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of shareholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

10. SECRETARY: The Secretary, if one be elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

11. OTHER POWERS AND DUTIES: Subject to these By-laws, each officer of the corporation shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.

ARTICLE IV - CAPITAL STOCK

1. STATEMENT OF STOCK OWNERSHIP: Each shareholder shall be entitled to a periodic statement evidencing their ownership of the capital stock of the corporation in such form as may from time to time be prescribed by the Board of Directors. Every statement for shares of stock which are subject to any restrictions on transfer shall contain such legend with respect thereto as is required by law.

2. TRANSFERS: Subject to restrictions, if any, noted on the statement of stock ownership, shares of stock may be transferred on the books of the corporation by the notification to the corporation or its transfer agent of the number of shares being transferred. Such notice shall be in a form reasonably prescribed by the corporation and shall be properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

3. RECORD HOLDERS: Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws. It shall be the duty of each shareholder to notify the corporation of his post office address.

4. RECORD DATE: The Board of Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or the making of any distribution to shareholders, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

5. STATEMENT OF STOCK OWNERSHIP: In case of the alleged loss, destruction or mutilation of a statement of stock ownership, an updated statement may be requested and issued in place thereof, upon such terms as the Board of Directors may prescribe.

ARTICLE V - MISCELLANEOUS PROVISIONS

1. FISCAL YEAR: Except as otherwise determined by the Board of Directors, the fiscal year of the corporation shall be the twelve months ending December 31.

2. SEAL: The Board of Directors shall have power to adopt and alter the seal of the corporation.

3. EXECUTION OF INSTRUMENTS: All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the Chairman or President or Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

4. VOTING OF SECURITIES: Unless otherwise provided by the Board of Directors, the Chairman or President or Treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of shareholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

5. RESIDENT AGENT: The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

6. CORPORATE RECORDS: The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and shareholders, and the stock and transfer records, which shall contain the names of all shareholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent, Clerk or resident agent, and shall be open at all reasonable times to the inspection of any shareholder for any proper purpose, but not to secure a list of shareholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a shareholder, relative to the affairs of the corporation.

7. ARTICLES OF ORGANIZATION: All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

8. AMENDMENTS: Any of these By-laws may be altered, amended or repealed by vote of the shareholders at any annual or special meeting; provided, however, that no change in the date of the annual meeting shall be made within 60 days before the date stated in the By-laws, and notice of any change of the date fixed in the By-laws for the annual meeting shall be given to all shareholders at least 20 days before the new date fixed for such meeting.